UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 28, 2025, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company sold and the Investor agreed to purchase, (a) a senior secured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $3,250,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (b) warrants (the “Warrants”) to purchase up to an aggregate of 67,427 (giving effect to the June 27, 2025 1 for 10 reverse stock split (the “Reverse Split”)) shares of Common Stock, (c) Class A incremental warrants (the “Class A Incremental Warrants”) to purchase senior secured convertible notes (the “Class A Incremental Notes”) in the aggregate principal amount of $13,000,000 and warrants to purchase up to an aggregate of 269,710 (after giving effect to the Reverse Split) shares of Common Stock (the “Class A Incremental Common Warrants”) and (d) Class B incremental warrants (the “Class B Incremental Warrants”) to purchase senior secured convertible notes (the “Class B Incremental Notes”) in the aggregate principal amount of $20,000,000 and warrants to purchase up to an aggregate of 414,938 (after giving effect to the Reverse Split) shares of Common Stock (the “Class B Incremental Common Warrants”).

As previously disclosed, on March 11, 2025, the Investor elected to exercise Class A Incremental Warrants to purchase Class A Incremental Notes for an aggregate principal amount of $4,000,000 and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate of 82,988 shares of Common Stock (giving effect to the Reverse Split).

As previously disclosed, on July 25, 2025, the Investor elected to exercise Class A Incremental Warrants to purchase Class A Incremental Notes for an aggregate principal amount of $3,000,000 (the “July 2025 Note”) and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate of 304,428 shares of Common Stock.

As previously disclosed, on August 26, 2025, the Investor elected to exercise Class A Incremental Warrants to purchase Class A Incremental Notes for an aggregate principal amount of $290,000 (the “August 2025 Note,” and, together with the July 2025 Note, the “Original Notes”) and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate of 31,061 shares of Common Stock.

Global Note Amendment Agreement

On September 18, 2025, the Company and the Investor entered into the Global Note Amendment Agreement (the “Global Amendment”) to amend and restate the Original Notes in the form of the Amended and Restated Senior Secured Convertible Note (the “A&R Note”). In addition, pursuant to the Global Amendment, the Company and the Investor agreed to amend the Class A Incremental Warrants (of which $5,710,000 in principal remained outstanding) and the Class B Incremental Warrants to replace the current form of senior secured convertible notes that can be purchased thereunder with a form of note having the same terms as the A&R Note, other than the maturity date and the conversion price, as further detailed below.

Amended and Restated Senior Secured Convertible Note

The maturity date of the A&R Notes is the three (3) year anniversary of the issuance date of the applicable Original Note.

The A&R Notes are convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) 110% of the sum of (i) the portion of the principal amount of the Class A Incremental Note to be converted or redeemed, (ii) accrued and unpaid Interest with respect to such principal amount of the Class A Incremental Note, (iii) the Make-Whole Amount (as defined in the A&R Note), (iv) accrued and unpaid Late Charges (as defined in the A&R Note Note) with respect to such principal amount of the Note, Make-Whole Amount and Interest, and (v) any other unpaid amounts pursuant to the transaction documents, if any (the “Conversion Amount”), divided by (y) a conversion price that shall be 130% of the Nasdaq Official Closing Price on the trading day prior to the closing date (for any Incremental Note, the conversion price shall be the lower of (i) 110% of the Nasdaq Official Closing Price on the trading day prior to funding date of such Incremental Note, and (ii) the lowest conversion price in effect of any existing Note or Incremental Note), subject to adjustment as provided in the A&R Note.

Pursuant to the Global Amendment, the A&R Notes are also convertible (each, an “Alternate Conversion”) into shares of Common Stock at a conversion rate equal to the quotient of (x) the conversion amount, divided by (y) the Alternate Conversion Price (as defined below); provided, that if an event of default has occurred and is continuing, the A&R Notes are convertible at a conversion rate equal to the quotient of (x) 120% of the Conversion Amount, divided by (y) the Alternate Conversion Price. The “Alternate Conversion Price” means the lower of (i) the applicable conversion price as in effect on the date of the Alternate Conversion, and (ii) the greater of (A) 118%, or, if an event of default has occurred and is continuing, 85%, of the lowest VWAP of the Common Stock during the ten consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, and (B) the Floor Price (as defined in the A&R Notes).

Class A Incremental Warrant Exercise

On September 18, 2025, the Investor elected to exercise Class A Incremental Warrants (the “Warrant Exercise”) to purchase Class A Incremental Notes for an aggregate principal amount of $2,000,000 and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate 285,714 shares of Common Stock.

Description of the Class A Incremental Notes

The Class A Incremental Notes issued pursuant to the Warrant Exercise have a conversion price of $3.85 (110% of the Nasdaq Official Closing Price on the trading day prior to funding date), a maturity date of September 18, 2026 and otherwise have the same terms as the A&R Notes. The shares issuable upon conversion of the Class A Incremental Notes are hereinafter referred to as “Class A Incremental Note Conversion Shares”.

Description of the Class A Incremental Common Warrants

The Class A Incremental Common Warrants are exercisable for shares of Common Stock at a price of $5.916 per share (the “Class A Incremental Common Warrant Exercise Price”). The Class A Incremental Common Warrants issued pursuant to the Warrant Exercise may be exercised during the period commencing September 18, 2025 and ending September 18, 2032. The Class A Incremental Common Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Class A Incremental Notes and the Class A Incremental Common Warrants, the Company shall not effect the conversion of any portion of the Class A Incremental Notes or exercise of the Class A Incremental Common Warrants, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such conversion. On March 11, 2025, the Company obtained stockholder approval to issue up to (a) 10,242,324 shares of Common Stock (giving effect to the Reverse Split) pursuant to conversions of Class A Incremental Notes and (b) 684,647 shares of Common Stock (giving effect to the Reverse Split) pursuant to exercises of Class A Incremental Common Warrants.

The Note issued in January 2025 and the Class A Incremental Note issued in March 2025 have been fully converted into shares of Common Stock.

The foregoing description of the A&R Note and the Global Amendment does not purport to be complete and is qualified in its entirety by reference to the full texts of the A&R Note and the Global Amendment, forms of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the Class A Incremental Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Class A Incremental Notes and the Class A Incremental Common Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of the Class A Incremental Note Conversion Shares or the shares of Common Stock underlying the Class A Incremental Common Warrants on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The securities described in this Current Report on Form 8-K have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Amended and Restated Senior Secured Convertible Note
10.1	Global Note Amendment Agreement, dated as of September 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	September 23, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)